Registration No. 2-72662
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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                     ----------------------

                 POST-EFFECTIVE AMENDMENT NO. 2
                               TO
                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                     -----------------------


               New England Business Service, Inc.
      -----------------------------------------------------
     (Exact name of registrant as specified in its charter)


              Delaware                             04-2942374
   -------------------------------            --------------------
   (State or other jurisdiction of            (I.R.S. Employer
   organization or incorporation               Identification No.)


                         500 Main Street
                   Groton, Massachusetts 01471
  ------------------------------------------------------------
  (Address of principal executive offices, including zip code)


NEBS Key Employee Stock Option and Stock Appreciation Rights Plan
-----------------------------------------------------------------
                    (Full title of the plan)


                       Craig Barrows, Esq.
          Vice President, General Counsel and Secretary
               New England Business Service, Inc.
                         500 Main Street
                   Groton, Massachusetts 01471
                         (978) 448-6111
    ---------------------------------------------------------
    (Name, address and telephone number, including area code,
                      of agent for service)

                  DEREGISTRATION OF SECURITIES


     The 900,000 shares (the "Shares") of Common Stock, par value $1.00 per share, of New England Business Service, Inc. (the "Company") registered on the Registration Statement on Form S-8 (Registration No. 2-72662) (the "Registration Statement") were reserved for issued upon the exercise of employee stock options granted under the NEBS Key Employee Stock Option and Stock Appreciation Rights Plan (the "Plan"). The Plan terminated on October 24, 1990, provided that any options outstanding under the Plan at the time of its termination continued to have force and effect in accordance with the provisions set forth in the agreements evidencing such options. As of July 28, 2000 (the "Final Expiration Date"), all unexercised options granted under the Plan had expired in accordance with their terms. Of the 900,000 Shares covered by the Registration Statement, 213,411 of such Shares remained unissued as of the Final Expiration Date. Therefore, the Company hereby amends the Registration Statement to remove from registration all 213,411 remaining Shares covered by the Registration Statement.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Groton, Massachusetts, on this 10th day of August, 2001.

                              NEW ENGLAND BUSINESS SERVICE, INC.
                              ----------------------------------
                                (Registrant)

                              By: DANIEL M. JUNIUS
                                  ----------------------------
                                  Daniel M. Junius
                                  Senior Vice President and
                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                   Title                         Date
---------                   -----                         ----

ROBERT J. MURRAY            Chairman, President and       August 10, 2001
-----------------------     Chief Executive Officer
Robert J. Murray            (principal executive
                            officer), Director

DANIEL M. JUNIUS            Senior Vice President and     August 10, 2001
-----------------------     Chief Financial Officer
Daniel M. Junius            (principal financial and
                            accounting officer)

WILLIAM T. END              Director                      August 10, 2001
-----------------------
William T. End

NEIL S. FOX                 Director                      August 10, 2001
-----------------------
Neil S. Fox

ROBERT L. GABLE             Director                      August 10, 2001
-----------------------
Robert L. Gable

BENJAMIN H. LACY            Director                      August 10, 2001
-----------------------
Benjamin H. Lacy

THOMAS J. MAY               Director                      August 10, 2001
-----------------------
Thomas J. May

HERBERT W. MOLLER           Director                      August 10, 2001
-----------------------
Herbert W. Moller

BRIAN E. STERN              Director                      August 10, 2001
-----------------------
Brian E. Stern

M. ANNE SZOSTAK             Director                      August 10, 2001
-----------------------
M. Anne Szostak